Filed Pursuant To Rule 433
Registration No. 333-167132
July 30, 2010
SPDER GLD GOLD SHARES PRCISE IN A WORLD THAT ISN’T The trust has filed a registration statement (including a prospectus) with the sec for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the trust has filed with the sec for more complete information about the trust and this offering . you may get these documents fro free by visiting edgar on the sec website at www.sec.gov. Alternatively, the trust or any authorized participant will arrange to send you the prospectus if you request it by calling 1-866-320-4053

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.